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                                  TOLLAND BANK

                      DIRECTOR'S DEFERRED COMPENSATION PLAN

         1. Purpose. The purpose of this Directors' Deferred Compensation Plan ("Plan") is twofold. First, the Plan enables directors of Tolland Bank to elect to receive payment of their annual retainer fees in the form of stock of the Bank in lieu of cash. Second, the Plan enables directors who elect payment in the form of stock to elect to defer receipt and taxation of their annual retainer fees that are payable in such form. To the extent possible, the Plan shall be construed and administered in a manner consistent with the foregoing purposes.

         2. Definitions. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

                  (a)      Bank. Tolland Bank

                  (b) Beneficiary. The person or persons designated in writing by a Participant to receive the balance credited to the Participant's Deferred Compensation Account upon his death. If no effective Beneficiary designation is on file, the Participant's Beneficiary shall be his estate.

                  (c)      Board. The Board of Directors of the Bank.

                  (d)      Committee.  The Personnel Committee of the Board.

                  (e) Deferred Compensation Account or Account. The separate bookkeeping account maintained by the controller of the Bank to record each Participant's interest in the Plan, consisting of deferred Retainer Fees and any amounts credited thereon.
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                  (f)      Director. A Director of the Bank.

                  (g) Participant. Any Director or former Director who has elected to participate in the Plan, or who retains a balance in his Deferred Compensation Account.

                  (h) Retainer Fee. The retainer payable to a Director with respect to services to be rendered during the year, which retainer is paid on the first business day of the calendar quarter, in advance. A Retainer Fee shall not include any fee or remuneration payable for attending Board or committee meetings, or for any other purpose.

                  (i) Stock. Common stock of Tolland Bank. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Stock, the aggregate number and kind of shares or securities of the Bank and the value of such shares, shall be appropriately adjusted by the Committee (whose determination shall be conclusive and binding upon both the Bank and the participant) so that the proportionate number of shares or securities shall be maintained hereunder as before the occurrence of such event

         3. Eligibility and Participation. Effective January 1, 1997, any Director whether elected or appointed is eligible to participate in the Plan and to defer payment of his or her Retainer Fees in accordance with the terms of the Plan. A Director may commence participation in the Plan at any time by filing a written election form with the controller.

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         4. Deferral Election. A Director may elect to receive payment of all of the Director's Retainer Fees in Stock rather than cash; any change in such election shall be effective only as of the January 1 next following filing of the election change. In addition, a Director who elects to receive payment in the form of Stock may elect to defer the payment of Retainer Fees payable to the Participant in such form after the election has been filed. The Participant may terminate the election to defer payment under the Plan at any time by delivery to the controller of the Bank of a written termination notice, but such termination notice shall be effective only with respect to Retainer Fees payable after the controller's receipt thereof. Initial elections under the Plan shall be effective January 1, 1997. Any subsequent election to receive payment in the form of Stock rather than cash and any election to defer payment of Stock shall be effective only as of the January 1 next following the delivery of the election. Any Retainer Fees previously deferred while the election was in effect shall remain in the Participant's Deferred Compensation Account subject to all of the terms of the Plan.

         5. Deferred Compensation Accounts. The Controller shall maintain separate bookkeeping Deferred Compensation Accounts for each Participant to which all of the Participant's deferred Retainer Fees shall be credited as of the first business day of a calendar quarter. Any such deferred Retainer Fees shall be credited as units (including fractional units) of common stock of Tolland Bank, based on the average of the high and low values of such stock on the date of crediting. Any such units shall be considered unissued stock, and the Participant shall have no rights as a shareholder with respect to such units until distributed as Stock. Cash shall be credited to the Participant's Account equal to the amount of any cash dividends paid on Bank stock from time to time. Upon distribution as provided in Section 7, the Deferred Compensation Account shall be paid in kind as shares of stock, with cash representing dividends paid since crediting and any fractional share. No interest shall accrue on the balance in a Participant's Account attributable to cash dividends.

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         6. Unfunded Plan. The Deferred Compensation Accounts provided for herein are unfunded accounts established solely for internal bookkeeping purposes, and neither the Participant nor any person claiming by, through or under the Participant shall acquire any property interest in any specific assets of the Bank. In the event the Bank segregates any particular assets to provide the benefits payable under the Plan, said assets shall continue to be part of the general assets of the Bank and shall remain subject to the claims of its unsecured general creditors at all times. Nothing contained herein shall require the Bank to segregate any of its assets for the purpose of providing benefits hereunder.

         7. Benefit Payments. The balance in a Participant's Account shall be paid or commence to be paid in a lump sum within sixty (60) days after the Participant ceases to be a Director for any reason. In the event of the Participant's death before complete distribution of the Account, any remaining Account balance shall be paid to the Participant's Beneficiary in a lump sum as soon as administratively practical after his death.

         8. Committee. The Plan shall be administered by the Committee, whose determinations of all administrative matters hereunder and interpretations of terms hereunder shall be final and conclusive on all parties.

         9. Withholding. The Bank shall have the right to withhold from payment of benefits hereunder or from other amounts payable to a participant such amount of income, payroll, and other taxes as the Bank determines is appropriate.

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         10. Amendment and Termination. The Plan may be amended at any time and from time to time, or terminated in whole or in part, by action of the Board; provided, however, that no such amendment or termination shall divest a Participant of any amount credited to his Account under the Plan.

         11. Assignment of Benefits. The interest of a Participant in his Deferred Compensation Account shall not be subject to execution, attachment or other similar process, and a Participant's interest in his Account may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution. Any attempted assignment, alienation, levy or similar process shall be null and void.

         12. Applicable Law. The Plan shall be administered, construed and interpreted in accordance with the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the Bank has caused this Plan to be executed by its officers thereunto duly authorized this 20th day of December, 1996.


                                                   TOLLAND BANK


                                                   By /s/ Joseph H. Rossi
                                                      -------------------------
                                                Title President & CEO


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